As filed with the Securities and Exchange Commission on April 13, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

OPSWARE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3340178
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

599 N. Mathilda Avenue

Sunnyvale, California 94085

(Address of Principal Executive Offices, including Zip Code)

2000 Incentive Stock Plan

Employee Stock Purchase Plan

(Full Title of the Plans)

Benjamin A. Horowitz

President and Chief Executive Officer

Opsware Inc.

599 N. Mathilda Avenue

Sunnyvale, California 94085

(408) 774-7300

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Robert A. Freedman, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

CALCULATION OF REGISTRATION FEE

Proposed
Title of Securities	Amount	Maximum	Proposed Maximum
to be	to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	Per Share	Price	Registration Fee
Common Stock, $0.001 par value	3,810,157(1)	$ 7.70(3)	$29,338,208.90(3)	$ 900.68
Common Stock, $0.001 par value	952,539(2)	$6.545(3)	$ 6,234,367.76(3)	$ 191.40
Total	4,762,696			$1,092.08

(1)  Represents shares automatically reserved on February 1, 2005 for issuance upon the exercise of stock options that may be granted under the 2000 Incentive Stock Plan.Shares issuable upon exercise of the options granted under the 2000 Incentive Stock Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 9, 2001 (Registration No. 333-56762), May 1, 2003 (Registration No. 333-104904) and April 14, 2006 (Registration No. 333-133320).

(2)  Represents shares automatically reserved on February 1, 2005 for issuance upon the exercise of purchase rights that may be granted under the Employee Stock Purchase Plan. Shares issuable upon exercise of the options granted under the Employee Stock Purchase Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 9, 2001 (Registration No. 333-56762), May 1, 2003 (Registration No. 333-104904) and April 14, 2006 (Registration No. 333-133320).

(3)  Estimated pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, and based on $7.70, the average of the high and low sales price reported on the NASDAQ National Market on April 9, 2007. In the case of the Employee Stock Purchase Plan, this amount is multiplied by 85%, which amount is the percentage of the price per share applicable to purchases under the Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 registers an aggregate of 4,762,696 additional shares of common stock automatically reserved on February 1, 2005, for issuance upon exercise of stock options granted under the Registrant’s 2000 Incentive Stock Plan and Employee Stock Purchase Plan, pursuant to the terms of each such plan.  This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on March 9, 2001 (Registration No. 333-56762), May 1, 2003 (Registration No. 333-104904) and April 14, 2006 (Registration No. 333-133320).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Opsware Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 13th day of April 2007.

OPSWARE INC.

By:	/s/ Benjamin A. Horowitz
Benjamin A. Horowitz
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Benjamin A. Horowitz and Jordan J. Breslow, and each of them, his or her true and lawful attorneys-

in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Benjamin A. Horowitz	Chief Executive Officer,	April 13, 2007
Benjamin A. Horowitz	President and a Director
(Principal Executive Officer)

/s/ David F. Conte	Chief Financial Officer	April 13, 2007
David F. Conte	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Marc L. Andreessen	Chairman of the Board of Directors	April 13, 2007
Marc L. Andreessen

/s/ William V. Campbell	Director	April 13, 2007
William V. Campbell

/s/ Mike J. Homer	Director	April 13, 2007
Mike J. Homer

/s/ Simon M. Lorne	Director	April 13, 2007
Simon M. Lorne

/s/ Michael S. Ovitz	Director	April 13, 2007
Michael S. Ovitz

/s/ Michelangelo J. Volpi	Director	April 13, 2007
Michelangelo J. Volpi

Exhibit Index

		Incorporated By Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.01	Amended and Restated Certificate of	S-1/A	333-46606	2-16-01	3.2
	Incorporation of the Registrant.

4.02	Certificate of Amendment of the	DEF 14A	000-32377	7-10-02	Annex B
	Amended and Restated Certificate of
	Incorporation of the Registrant.

4.03	Amended and Restated Bylaws of the	10-K	000-32377	5-1-02	3.2
	Registrant.

4.04	Registrant’s 2000 Incentive Stock Plan.	10-K	000-32377	5-1-03	10.3

4.05	Registrant’s Employee Stock Purchase Plan.	10-K	000-32377	5-1-03	10.4

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of Fenwick & West LLP (included					X
	in Exhibit 5.01)

23.02	Consent of Ernst & Young LLP,					X
	Independent Auditors.

24.1	Power of Attorney (See signature page).					X